EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Form S-8 Registration Statements No. 333-136967, 333-136968, 333-136969 and 333-136970 and the Form S-3D Registration Statement No. 333-136050 of Yadkin Valley Financial Corporation of our reports dated March 13, 2007 with respect to the consolidated balance sheets of Yadkin Valley Financial Corporation as of December 31, 2006 and 2005 and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Yadkin Valley Financial Corporation.
/s/ Dixon Hughes PLLC
Charlotte, North Carolina
August 24, 2007

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